UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 27, 2003

NATUROL HOLDINGS LTD.

(Exact name of registrant as specified in charter)

Delaware                                                    000-26309                                 98-0200741

(State of other jurisdiction of                                                               (Commission                                                             (I.R.S. Employer

incorporation or organization)                                                             File Number)                                                              Identification Number)

201 E. Elizabeth St.

Elizabeth City, NC                                                                                       27909

(Address of Principal Executive Office)                                                                                                                                 (Zip Code)

(252) 333-1777

(Registrant's Executive Office Telephone Number)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

        On August 27, 2003, Bradley Grieco, the Registrant's sole Officer and Director, appointed William Prince as a director of the Registrant and subsequently resigned, leaving Mr. Prince as the Registrant's sole director. Following his appointment, Mr. Prince elected himself as the sole officer of the Registrant.

William E. Prince

        William E. Prince, age 52, is currently the sole officer and director of the Registrant. Mr. Prince served as Executive Director of the Albemarle Economic Development Commission from 1999 to August of 2003. Mr. Prince was branch and regional manager of Law/Gibb Group, an employee owned international environmental engineering consultants from 1996 to 1999. Mr. Prince was Vice President and branch manager for Froehling & Robertson, a family owned environmental consulting firm from 1994 to 1996. From 1990 to 1994 he served as Vice President for Business Development and was a principal and owner with Ragsdale Consultants, Inc., and DSA Design Group, both privately held engineering and environmental consultants. From 1979 to 1990 Mr. Prince held various management positions with Law Engineering and Environmental Services, an employee owned international consulting firm. Primary responsibilities were new ventures and company growth. Mr. Prince currently serves as Chairman of the Board of Directors of Matrix Technology Alliance, Inc., a 501(C)(3) non-profit organization which serves to advance the interests of synergistic technologies to create new job opportunities.

ITEM 5. OTHER EVENTS

        On August 27, 2003, the Registrant's board of directors granted a warrant to purchase 500,000 shares of the Registrant's common stock at $0.10 per share to Stoecklein Law Group for partial payment of professional services valued at $17,500.

        On August 28, 2003, the Registrant sold 250,000 shares of common stock to an individual accredited investor for a total purchase price of $25,000, all of which was paid in cash. The Registrant believes that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D. The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the company that contained the relevant information needed to make his investment decision, including the financial statements and 34 Act reports. The Registrant reasonably believes that the recipient, immediately prior to issuing the shares, had such knowledge and experience in the financial and business matters that he was capable of evaluating the merits and risks of his investment. The recipient had the opportunity to speak with the Registrants management on several occasions prior to his investment decision. There were no commissions paid on the issuance and sale of the shares.

        On September 4, 2003, the Registrant sold 250,000 shares of common stock to an individual accredited investor for a total purchase price of $25,000, all of which was paid in cash. The Registrant believes that the issuance and sale of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D. The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the company that contained the relevant information needed to make his investment decision, including the financial statements and 34 Act reports. The Registrant reasonably believes that the recipient, immediately prior to issuing the shares, had such knowledge and experience in the financial and business matters that he was capable of evaluating the merits and risks of his investment. The recipient had the opportunity to speak with the Registrants management on several occasions prior to his investment decision. There were no commissions paid on the issuance and sale of the shares.

New Executive Office

        On August 27, 2003, the Registrant authorized the change of address for the principal place of business of the corporation to 201 E. Elizabeth Street, Elizabeth City, NC 27909. Its new telephone number is (252) 333-1777 and fax number is (252) 333-1377.

Name Change of the Registrant's Wholly-Owned Subsidiary

        The Registrant, as the sole shareholder of Naturol, Inc., authorized the amendment to Naturol, Inc.'s Articles of Incorporation to change its name to Integrated Environmental Technologies Ltd. A copy of the Amendment to the Articles of Incorporation is attached hereto as an Exhibit.

Equity-for-Debt Exchange Agreement

        On August 27, 2003, the Registrant entered into an Equity-for-Debt Exchange Agreement with 3GC Ltd., a Nevada corporation, whereas 3GC and the Registrant agreed to exchange $255,605.14 of current notes of the Registrant payable to 3GC for 2,556,052 shares of common stock of the Registrant. A copy of the agreement is attached hereto as an Exhibit.

EXHIBITS

3	Certificate of Amendment of Articles of Incorporation of Naturol, Inc. dated August 29, 2003.
10.1	Equity-for-Debt Exchange Agreement dated August 27, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        NATUROL HOLDINGS LTD.

                                                                        By: /S/William E. Prince

                                                                               William E. Prince, President

Date: September 15, 2003